                                                                    EXHIBIT 10.8


                        QUOTA SHARE REINSURANCE AGREEMENT

                                 By and Between

                       LANDMARK AMERICAN INSURANCE COMPANY

                                   (as Cedent)

                                       and

                        UNDERWRITERS REINSURANCE COMPANY

                                 (as Reinsurer)

                               DATED: July 1, 2003

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                                TABLE OF CONTENTS

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                                                  ARTICLE I DEFINITIONS

Section 1.1         Definitions.........................................................................     2

                                             ARTICLE II BASIS OF REINSURANCE

Section 2.1         Cession.............................................................................     7
Section 2.2         Basis of Reinsurance................................................................     7
Section 2.3         Effect of Reinsured Contracts.......................................................     7
Section 2.4         Other Reinsurance...................................................................     7

                                           ARTICLE III PREMIUMS AND ALLOWANCES

Section 3.1         Cedent's Payment Obligations........................................................     8
Section 3.2         Reinsurer's Payment Obligations.....................................................     8
Section 3.3         Reinsurance Administration..........................................................     9

                                                ARTICLE IV CONSIDERATION

Section 4.1         Consideration.......................................................................     9

                                     ARTICLE V ACCOUNTING AND REINSURANCE SETTLEMENT

Section 5.1         Delivery of Accounting and Settlement Reports.......................................     9
Section 5.2         Report of Allowances................................................................    10
Section 5.3         Payment of Amounts Indicated in Accounting and Settlement Reports...................    10

                                      ARTICLE VI REINSURED CONTRACT ADMINISTRATION

Section 6.1         Administrative Services.............................................................    10

                                                 ARTICLE VII INSOLVENCY

Section 7.1         Insolvency..........................................................................    11
Section 7.2         Notice of Pendency of Claim.........................................................    11
Section 7.3         Notice of Insolvency................................................................    11

                                          ARTICLE VIII DURATION AND TERMINATION

Section 8.1         Effective Date......................................................................    11
Section 8.2         Termination.........................................................................    11

                                              ARTICLE IX COLLATERALIZATION

Section 9.1         Collateralization...................................................................    12
Section 9.2         The Trust Account...................................................................    12
Section 9.3         Reporting and Payment...............................................................    14
Section 9.4         Withdrawals from Trust Account......................................................    15
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                                              ARTICLE X DUTY OF COOPERATION

Section 10.1        Full Cooperation....................................................................    15
Section 10.2        Furnishing of Relevant Information..................................................    16

                                               ARTICLE XI INDEMNIFICATION

Section 11.1        Indemnification by Reinsurer........................................................    16
Section 11.2        Indemnification by Cedent...........................................................    16

                                             ARTICLE XII REINSURANCE CREDIT

Section 12.1        Reinsurance Credit..................................................................    16
Section 12.2        Notification........................................................................    17

                                                ARTICLE XIII ARBITRATION

Section 13.1        Arbitration.........................................................................    17
Section 13.2        Notice of Arbitration...............................................................    17
Section 13.3        Arbitration Panel...................................................................    17
Section 13.4        Submission of Briefs................................................................    18
Section 13.5        Arbitration Board's Decision........................................................    18
Section 13.6        Jurisdiction........................................................................    18
Section 13.7        Expenses............................................................................    18
Section 13.8        Production of Documents and Witnesses...............................................    19
Section 13.9        Relief Available....................................................................    19
Section 13.10       Consolidation.......................................................................    19

                                          ARTICLE XIV MISCELLANEOUS PROVISIONS

Section 14.1        Amendment, Modification and Waiver..................................................    19
Section 14.2        Entire Agreement....................................................................    19
Section 14.3        Governing Law.......................................................................    20
Section 14.4        Severability........................................................................    20
Section 14.5        Counterparts........................................................................    20
Section 14.6        Consent to Jurisdiction.............................................................    20
Section 14.7        Third Party Beneficiaries...........................................................    20
Section 14.8        Binding; Assignment.................................................................    21
Section 14.9        Specific Performance................................................................    21
Section 14.10       Descriptive Headings................................................................    21
Section 14.11       Waiver of Doctrine of Utmost Good Faith.............................................    21
Section 14.12       Expenses............................................................................    21
Section 14.13       Survival............................................................................    21
Section 14.14       Notices.............................................................................    21
Section 14.15       Interpretation......................................................................    23
Section 14.16       Construction........................................................................    23
Section 14.17       Territory...........................................................................    24
Section 14.18       Confidentiality.....................................................................    24
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                                    EXHIBITS

EXHIBIT A       Form of Accounting and Settlement Reports

EXHIBIT B       Form of Trust Agreement

EXHIBIT C       Assignment of Net Premium Receivables

EXHIBIT D       Assignment of Reinsurance Recoverables

EXHIBIT E       URC Investment Guidelines
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                           SCHEDULES

Schedule 2.1    Terrorism Allocation Methodology

Schedule 2.4    Reinsurance Contracts
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                                      iii

                        QUOTA SHARE REINSURANCE AGREEMENT

                  THIS QUOTA SHARE REINSURANCE AGREEMENT (together with all Exhibits hereto, this "Landmark Quota Share Reinsurance Agreement") is made as of the Effective Date (as defined herein), by and between Landmark American Insurance Company, an insurance company organized and existing under the laws of the State of Oklahoma ("Cedent"), and Underwriters Reinsurance Company, a property and casualty insurance company organized under the laws of the State of New Hampshire ("Reinsurer").

                  WHEREAS, Cedent is a wholly-owned subsidiary of Royal Group, Inc., a Delaware corporation ("Royal"), and Reinsurer is a wholly-owned subsidiary of Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL");

- WHEREAS, Royal and AIHL have entered into an Acquisition Agreement, dated as of June 6, 2003 (the "Acquisition Agreement"), pursuant to which AIHL will purchase all of the issued and outstanding shares of common stock of Royal Specialty Underwriting, Inc., a Georgia corporation and wholly-owned subsidiary of Royal ("RSUI"), and certain other assets of Royal and its Affiliates, including the renewal rights to insurance contracts underwritten by RSUI;

                  WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of June 30, 2003 (the "Assignment Agreement"), AIHL assigned to RSUI Group, Inc., a Delaware corporation and a wholly-owned subsidiary of AIHL ("RSUI Group"), and RSUI Group assumed from AIHL, all of AIHL's rights and obligations under the Acquisition Agreement;

                  WHEREAS, pursuant to the terms of the Acquisition Agreement and the Assignment Agreement, Royal and RSUI Group have agreed that Royal shall cause Cedent, and RSUI Group shall cause Reinsurer, to enter into this Landmark Quota Share Reinsurance Agreement, pursuant to which Cedent will cede, and Reinsurer will assume, on a 100% quota share basis, the liabilities and obligations arising out of (i) the insurance contracts issued by RSUI, as agent, in Cedent's name with an effective date (new or renewal) on or after the Effective Date; and (ii) the RSUI-Produced Insurance Contracts (as defined below) which are in force on the Effective Date, but only to the extent they arise out of, or relate to, periods on or after the Effective Date;

                  WHEREAS, Cedent wishes to cede to Reinsurer certain liabilities relating to such insurance contracts and Reinsurer desires to assume such liabilities, subject to the terms and conditions of this Landmark Quota Share Reinsurance Agreement; and

                  WHEREAS, RSUI will administer all aspects of the Reinsured Contracts and the Reinsured Liabilities (all as defined below) subject to the terms and conditions of the Landmark Administrative Services Agreement (as defined below).

                  NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth and set forth in the Acquisition

Agreement and RIC Administrative Services Agreement, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. Capitalized terms used but not defined herein and which are defined in the Acquisition Agreement shall have the meanings ascribed to them in the Acquisition Agreement. As used in this Landmark Quota Share Reinsurance Agreement, the following terms shall have the meanings set forth herein:

                  "AAA" shall have the meaning set forth in Section 13.3.

                  "Acquisition Agreement" shall have the meaning set forth in the recitals.

                  "Affiliate" of any Person means another Person that from time to time, directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For the purposes of this Landmark Quota Share Reinsurance Agreement, the term "Affiliated" has a meaning correlative to the foregoing.

                  "AIHL" shall have the meaning set forth in the recitals.

                  "Administrative Services Agreements" shall mean the Landmark Administrative Services Agreement, the RIC Administrative Services Agreement, the RSLIC Administrative Services Agreement and the RICA Administrative Services Agreement, collectively.

                  "Aggregate Ceding Commission" shall have the meaning set forth in the Acquisition Agreement.

                  "Ancillary Agreements" means this Landmark Quota Share Reinsurance Agreement and the other agreements identified as Ancillary Agreements in the Acquisition Agreement.

                  "Applicable Law" means any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principal of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity, including any amendments thereto that may be adopted from time to time.

                  "Assignment Agreement" shall have the meaning set forth in the recitals.

                  "Assignment of Reinsurance Recoverables Agreement" shall have the meaning set forth in the Acquisition Agreement.

                  "Assumed Contracts" shall mean the RSUI-Produced Insurance Contracts which are in-force on the Effective Date, the actual or contingent liabilities and obligations of which are assumed by Reinsurer pursuant to this Landmark Quota Share Reinsurance Agreement, to the extent such liabilities and obligations arise out of, or relate to, periods on and after the Effective Date.

                  "Board" shall have the meaning set forth in Section 13.1.

                  "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Applicable Law to close.

                  "Cat Cover Reinsurance Recoverables" shall have the meaning set forth in Section 9.2(a)(iv).

                  "Claims Servicing Agreement" shall mean the claims servicing agreement entered into as of the date hereof by and between RSUI, RIC, RSLIC and other insurer Affiliates of Royal.

                  "Closing" means the closing of the transactions contemplated by the Acquisition Agreement.

                  "Closing Date" shall mean the date on which the Closing takes place.

                  "Collected Net Premium" shall have the meaning set forth in
Section 9.2(a)(ii).

                  "Damages" means all costs, expenses, fines, penalties, losses, judgments, damages, Reinsured Liabilities and other amounts (including attorneys', actuaries', accountants' and experts' fees and settlement amounts) arising out of any suit, claim or proceeding.

                  "Effective Date" means July 1, 2003.

                  "Excluded Liabilities" means any liability or obligation of Cedent for:

                  (1) Extra Contractual Liabilities and any related attorneys' fees and other expenses incurred by Cedent (i) to the extent caused by acts, errors or omissions by Cedent or any of its officers, employees, agents or representatives that occurred prior to the Effective Date, (ii) to the extent arising in respect of the RSUI-Produced Insurance Contracts other than the Reinsured Contracts, or (iii) as a result of assuming the administration of Excluded Liabilities as provided in Section 5.2 of the Landmark Administrative Services Agreement.

                  (2) any losses and expenses incurred under the RSUI-Produced Insurance Contracts other than the Reinsured Contracts, including any and all loss development relating thereto; and

                  (3) any liability or obligation arising out of or relating to Cedent's failure to follow in all material respects any written recommendation made by the Administrator (as defined in the Landmark Administrative Services Agreement) pursuant to the Landmark Administrative Services Agreement unless by following such recommendation Cedent, in its reasonable judgment, would not comply in all material respects with Applicable Law or the terms of the Reinsured Contracts, in which case all liabilities and obligations arising from changes necessary to conform the conduct contemplated by such recommendation in all material respects to Applicable Law and the terms of the Reinsured Contracts shall be considered Reinsured Liabilities.

                  "Extra Contractual Liabilities" means all liabilities or obligations, other than those arising under the express terms of and within the express limits of the RSUI-Produced Insurance Contracts, whether to policyholders, Governmental Entities or any other Person, which liabilities and obligations shall include, without limitation, any liability for punitive, exemplary, special or any other form of extra-contractual damages relating to the RSUI-Produced Insurance Contracts which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including, without limitation, any act, error or omission relating to (i) the investigation, coverage analysis, defense, trial, settlement or handling of claims, benefits, or payments arising out of or relating to the RSUI-Produced Insurance Contracts or (ii) the failure to pay or the delay in payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the RSUI-Produced Insurance Contracts.

                  "Governmental Entity" means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.

                  "Landmark" means Landmark American Insurance Company.

                  "Landmark Administrative Services Agreement" means the Landmark Administrative Services Agreement being entered into between Reinsurer and Cedent relative to this Landmark Quota Share Reinsurance Agreement.

                  "Market Value" shall have the meaning set forth in Section 9.2(b).

                  "Net Premium Receivables" shall have the meaning set forth in
Section 9.2(a)(ii).

                  "Net Unearned Premium Reserves" shall mean the aggregate amount of all unearned premium reserves, calculated as of the Effective Date, related to all Assumed

Contracts, less the unearned premiums to be ceded to Unaffiliated Reinsurers with respect to such Assumed Contracts.

                  "Neutral Auditors" shall have the meaning set forth in the Acquisition Agreement.

                  "90-Day Treasury Rate" means the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

                  "Person" means an individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

                  "Policyholder(s)" means, as applicable, the named insureds under, or policyholders with respect to, the Reinsured Contracts or any other person entitled to payment under the Reinsured Contracts.

                  "Premium Receivables" means premium receivables relating to the Reinsured Contracts.

                  "Qualifying Assets" shall have the meaning set forth in
Section 9.2(a)(i).

                  "Quota Share Reinsurance Agreements" shall mean this Landmark Quota Share Reinsurance Agreement, the RIC Quota Share Reinsurance Agreement and the RSLIC Quota Share Reinsurance Agreement, collectively.

                  "Reinsurance Recoverables" means all amounts due under reinsurance agreements entered into with Unaffiliated Reinsurers relating to the Reinsured Contracts, including all receivables, recoverables, returns, amounts in respect of profit sharing and all other sums to which Cedent may be entitled under the third party reinsurance agreements except to the extent related to reinsurance recoverables for Excluded Liabilities.

                  "Reinsured Contracts" means (i) for so long as Cedent is an affiliate of RIC, all policies, binders and contracts of insurance written and issued in Cedent's name by or on behalf of RSUI, as agent, with an effective date, new or renewal, on or after the Effective Date; and (ii) Assumed Contracts.

                  "Reinsured Liabilities" means all liabilities and obligations of any nature arising out of or relating to the Reinsured Contracts, including without limitation (i) any loss or allocated loss expense or unearned premium obligation, (ii) Extra Contractual Liabilities and any related attorney fees and other expenses, and (iii) any liabilities and obligations arising out of or relating to a right to purchase additional coverage and obligations arising under legal or regulatory requirements, but excluding Excluded Liabilities.

                  "Required Balance" shall have the meaning set forth in Section 9.1.

                  "RIC" means Royal Indemnity Company.

                  "RIC (Landmark) Quota Share Reinsurance Agreement" means the RIC (Landmark) Quota Share Reinsurance Agreement being entered into between Landmark, as cedent, and RIC, as reinsurer, subsequent to the date hereof.

                  "RIC Quota Share Reinsurance Agreement" means the Quota Share Reinsurance Agreement being entered into between Royal Indemnity Company, as cedent, and Underwriters Reinsurance Company, as reinsurer, effective July 1, 2003.

                  "RICA" means Royal Insurance Company of America, an Illinois company.

                  "Royal" shall have the meaning set forth in the recitals.

                  "Royal Intercompany Reinsurance Pooling Agreement" means the Royal Insurance 1989 Reinsurance Pooling Agreement, as amended, made by and among American and Foreign Insurance Company, Globe Indemnity Company, Royal Indemnity Company, Royal Insurance Company of America, Safeguard Insurance Company, Security Insurance Company of Hartford, Employee Benefits Insurance Company, Design Professionals Insurance Company, The Connecticut Indemnity Company, The Fire and Casualty Insurance Company of Connecticut, EBI Indemnity Company, Guaranty National Insurance Company, Phoenix Assurance Company of New York, The Sea Insurance Company of America and Viking Insurance Company of Wisconsin.

                  "RSLIC" means Royal Surplus Lines Insurance Company.

                  "RSLIC Quota Share Reinsurance Agreement" means the Quota Share Reinsurance Agreement being entered into between Royal Surplus Lines Insurance Company, as cedent, and Underwriters Reinsurance Company, as reinsurer, effective July 1, 2003.

                  "RSUI Group" shall have the meaning set forth in the recitals.

                  "RSUI-Produced Insurance Contracts" shall mean all policies, binders and contracts of insurance (both direct and assumed) underwritten by RSUI and issued by a Royal Insurer Affiliate (as such term is defined in the Acquisition Agreement).

                  "Tax" or "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, insurance premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, estimated, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto.

                  "Terrorism Loss Allocation Methodology" shall have the meaning set forth in Section 2.1.

                  "Terrorism Treaty" shall have the meaning set forth in the Acquisition Agreement

                  "Trust Account" shall have the meaning set forth in Section
9.1.

                  "Trust Agreement" shall have the meaning set forth in Section 9.1.

                  "Trustee" shall have the meaning set forth in Section 9.3(a).

                  "Unaffiliated Reinsurers" shall mean reinsurers unaffiliated with Cedent other than Reinsurer under this Landmark Quota Share Reinsurance Agreement.

                  "URC Investment Guidelines" shall have the meaning set forth in Section 9.3(a).

                                   ARTICLE II

                              BASIS OF REINSURANCE

                  Section 2.1 Cession. As of the Effective Date, Cedent hereby cedes to Reinsurer, and Reinsurer hereby accepts and agrees to reinsure and indemnify Cedent for, one hundred percent (100%) of all Reinsured Liabilities, net of (i) collectible reinsurance from Unaffiliated Reinsurers and (ii) collectible allocated reinsurance recoveries under the Terrorism Treaties as allocated pursuant to the loss allocation methodology set forth on SCHEDULE 2.1 (the "Terrorism Loss Allocation Methodology"). The Reinsurer shall follow in all respects the fortunes of the Cedent with respect to the Reinsured Contracts and the Reinsured Liabilities being assumed by the Reinsurer under this Landmark Quota Share Reinsurance Agreement.

                  Section 2.2 Basis of Reinsurance. The reinsurance provided by this Landmark Quota Share Reinsurance Agreement applies prior to any cession and retrocession by Cedent of pool liabilities to the other parties to the Royal Intercompany Reinsurance Pooling Agreement.

                  Section 2.3 Effect of Reinsured Contracts. Except as otherwise set forth in this Landmark Quota Share Reinsurance Agreement, the reinsurance provided under this Landmark Quota Share Reinsurance Agreement shall be subject to the same clauses, terms, limits, conditions, endorsements, modifications, and waivers of or affecting the Reinsured Contracts, it being the intent of the parties that Reinsurer shall follow the fortunes and settlements made by or on behalf of the Cedent in all respects.

                  Section 2.4 Other Reinsurance. In the event that there is reinsurance provided by Unaffiliated Reinsurers that relates to the Reinsured Contracts or the Reinsured Liabilities, the amount of Reinsurer's liability under this Landmark Quota

Share Reinsurance Agreement will be increased by reason of the inability of Cedent to collect any reinsurance from any such Unaffiliated Reinsurer, whether specific or general, that may have become due from them, whether that inability arises from insolvency or otherwise, except that Reinsurer's liability under this Landmark Quota Share Reinsurance Agreement will not be increased due to Cedent's inability to collect under the reinsurance contracts listed on SCHEDULE
2.4 hereto.

                                  ARTICLE III

                             PREMIUMS AND ALLOWANCES

                  Section 3.1 Cedent's Payment Obligations. Cedent agrees to pay or, if received by RSUI as agent, to cause RSUI in its capacity as Administrator under the Landmark Administrative Services Agreement to pay, to Reinsurer one hundred percent (100%) of the following amounts which are actually received by Cedent or RSUI in respect of the Reinsured Contracts:

                  (a) premiums and other receivables to the extent they relate to the Reinsured Contracts;

                  (b) litigation and claim recoveries from third parties to the extent they relate to the Reinsured Contracts and/or the Reinsured Liabilities;

                  (c) any and all amounts paid by Reinsurer relating to the Reinsured Contracts which are not Reinsured Liabilities; and

                  (d) any refunds or tax credits actually received by Cedent based upon such taxes and assessments for which Reinsurer has paid to, or on behalf of, Cedent pursuant to Sections 3.2(a)(ii) and 3.2(a)(iii).

                  Section 3.2 Reinsurer's Payment Obligations. Reinsurer agrees to reimburse, or pay on behalf of, Cedent the following:

                  (a) (i) any and all state and local premium, surplus lines, unauthorized insurance or other similar taxes imposed on premiums written, collected or received, as applicable under the law of the applicable jurisdiction, on or after the Effective Date relating to the Reinsured Contracts; (ii) any and all guaranty fund or other residual market assessments incurred by Cedent with respect to premiums relating to the Reinsured Contracts and the Reinsured Liabilities; and (iii) any and all state or local Taxes imposed on Cedent in connection with the performance of the parties' obligations pursuant to any of the Ancillary Agreements, to the extent that such obligations relate to the Reinsured Contracts;

                  (b) producer compensation paid by the Cedent to the extent based on premiums arising from the Reinsured Contracts;

                  (c) any and all amounts actually paid by Cedent, other than by Administrator on Cedent's behalf under the Landmark Administrative Services Agreement, relating to the Reinsured Contracts which are Reinsured Liabilities; and

                  (d) dividends actually paid to Policyholders by Cedent at the request of Reinsurer.

                  Section 3.3 Reinsurance Administration.

                  (a) Except for catastrophe excess of loss and property per risk excess of loss reinsurance which shall be purchased in the name of Reinsurer and except for the Terrorism Treaty which is purchased by Cedent, Reinsurer shall purchase all other reinsurance relating to the Reinsured Contracts in the name, and for the account, of Cedent. Except as provided in the Terrorism Treaty Allocation Agreement, the cost of all such reinsurance shall be born by Reinsurer.

                  (b) Reinsurer and RSUI, as Administrator under the Landmark Administrative Services Agreement, shall have the responsibility and authority to take all steps reasonably necessary to administer the third party reinsurance contracts insofar as they relate to the Reinsured Liabilities other than the Terrorism Treaties and the reinsurance contracts listed as Schedule 2.2 hereto.

                  (c) Reinsurer shall have a continuing obligation during the term of this Quota Share Reinsurance Agreement to fund the Bank Accounts (as such term is defined in the Landmark Administrative Services Agreement) in an amount sufficient to satisfy all Reinsured Liabilities as such liabilities become due. Notwithstanding any other provisions of the Landmark Quota Share Reinsurance Agreement to the contrary, Cedent shall have no responsibility whatsoever to provide funds to satisfy the Reinsured Liabilities or fund the Bank Accounts.

                                   ARTICLE IV

                                  CONSIDERATION

                  Section 4.1 Consideration. The consideration to be paid to the Reinsurer for assuming the Reinsured Liabilities under the terms of this Landmark Quota Share Reinsurance Agreement is set forth in Section 3.1 hereof and Section 1.19 of the Acquisition Agreement.

                                   ARTICLE V

                      ACCOUNTING AND REINSURANCE SETTLEMENT

                  Section 5.1 Delivery of Accounting and Settlement Reports. Within thirty (30) days following the end of each calendar month, Reinsurer shall cause RSUI, in its capacity as Administrator for Cedent under the Landmark Administrative Services

Agreement, to provide Cedent and Reinsurer with accounting and settlement reports (including underlying journal entries contemplated by the Landmark Administrative Services Agreement) substantially in the format set forth in EXHIBIT A. Reinsurer and Cedent shall have the right to change the format of the reports upon thirty (30) days' prior written notice to RSUI; provided, however, that the change shall involve no material additional cost to Cedent.

                  Section 5.2 Report of Allowances. Within thirty (30) days following receipt of the report required to be provided to Cedent and Reinsurer by RSUI under Section 5.1 hereof, RSUI shall provide Cedent and Reinsurer with a report of the allowances set forth in Section 3.2 in a format to be mutually agreed upon by the parties.

                  Section 5.3 Payment of Amounts Indicated in Accounting and Settlement Reports. Simultaneously with RSUI 's delivery of the accounting and settlement reports required to be provided under Section 5.1 hereof, Reinsurer shall pay any amounts due to Cedent indicated by such accounting and settlement reports. Cedent shall pay any amount due to Reinsurer on or before the thirtieth
(30th) Business Day following its receipt of the accounting and settlement reports required to be provided to Cedent by RSUI under Section 5.1 hereof. Any late payment of an amount required by this Landmark Quota Share Reinsurance Agreement to be paid or remitted by Cedent to Reinsurer or by Reinsurer to Cedent shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the 90-Day Treasury Rate.

                                   ARTICLE VI

                        REINSURED CONTRACT ADMINISTRATION

                  Section 6.1 Administrative Services.

                  (a) The Reinsured Contracts shall be administered by RSUI pursuant to the terms and conditions of the Landmark Administrative Services Agreement. Reinsurer acknowledges that RSUI, in acting as Administrator for Cedent under the Landmark Administrative Services Agreement, is acting on Reinsurer's behalf. Reinsurer further acknowledges that it shall not assert that any action or inaction of RSUI under the Landmark Administrative Services Agreement as grounds for denying Cedent coverage under this Landmark Quota Share Reinsurance Agreement or seeking indemnification from Cedent pursuant to Article XI hereof.

                  (b) Notwithstanding any other provision of this Landmark Quota Share Reinsurance Agreement to the contrary, in no event shall the Cedent have any obligation or liability to the Reinsurer hereunder for any default of its obligations under this Landmark Quota Share Reinsurance Agreement caused by the failure of the Administrator to perform its obligations under the Landmark Administrative Services Agreement.

                                  ARTICLE VII

                                   INSOLVENCY

                  Section 7.1 Insolvency. In the event of the insolvency of Cedent, all reinsurance under this Landmark Quota Share Reinsurance Agreement shall be payable by Reinsurer on the basis of the liability of Cedent under the Reinsured Contracts without diminution because of the insolvency of Cedent. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of Cedent, all amounts payable by Reinsurer hereunder to Cedent shall be payable directly to Cedent or to such conservator, liquidator or statutory successor.

                  Section 7.2 Notice of Pendency of Claim. It is understood, however, that in the event of the insolvency of Cedent, the liquidator or receiver or statutory successor of Cedent shall give written notice to Reinsurer of the pendency of a claim against Cedent on the Reinsured Contracts reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim. Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to Cedent or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against Cedent as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Cedent as a result of the defense undertaken by Reinsurer.

                  Section 7.3 Notice of Insolvency. If either Cedent or Reinsurer becomes insolvent, such party shall notify the other party of the insolvency within five (5) Business Days thereof.

                                  ARTICLE VIII

                            DURATION AND TERMINATION

                  Section 8.1 Effective Date. This Landmark Quota Share Reinsurance Agreement shall commence on the Effective Date. This Landmark Quota Share Reinsurance Agreement shall remain in effect until all Reinsured Liabilities have been finally settled or expire unless earlier terminated according to the provisions of Section 8.2.

                  Section 8.2 Termination.

                  (a) This Landmark Quota Share Reinsurance Agreement may be terminated by a writing stating the effective date of termination:

                           (i) by mutual written agreement of the parties at the time specified in such written agreement; or

                           (ii) at the option of Cedent, upon the issuance of an order of liquidation or rehabilitation against Reinsurer; provided, however, that in the event an order of liquidation or rehabilitation is issued against Reinsurer, before Cedent may terminate this Landmark Quota Share Reinsurance Agreement, Reinsurer shall have an opportunity to contest or appeal such order for a period of sixty
         (60) days from the date of issuance.

                  (b) In the event that this Landmark Quota Share Reinsurance Agreement is terminated under Section 8.2(a)(ii), Reinsurer shall return or cause to be returned, within twenty (20) days by wire transfer of immediately available funds to an account designated by Cedent in writing, all Reinsured Liabilities, evaluated as of the effective date of termination, and assets equal to those Reinsured Liabilities, less any amounts actually allowed to Cedent by Reinsurer as a ceding commission on that portion of the Reinsured Liabilities being returned as unearned premium reserve, and upon payment of such, Reinsurer shall be released of all liability for its Reinsured Liabilities under this Landmark Quota Share Reinsurance Agreement.

                                   ARTICLE IX

                                COLLATERALIZATION

                  Section 9.1 Collateralization. On or prior to the date hereof, Reinsurer shall establish, pursuant to the trust agreement attached hereto as EXHIBIT B (the "Trust Agreement"), a grantor trust of Reinsurer naming Cedent as beneficiary with a Delaware bank that is a member of the Federal Reserve System which is reasonably satisfactory to Cedent (the "Trust Account"). The aggregate amount of assets (consisting of cash and other investment assets permitted by the Trust Agreement) required to be maintained by Reinsurer in the Trust Account in accordance with Section 9.3 hereof shall be, at all times on and after the Closing Date, an amount equal to the sum of (i) at all times Cedent is an Affiliate of RIC, Reinsurer's aggregate obligations to Cedent under this Landmark Quota Share Reinsurance Agreement, net of collectible Reinsurance Recoverables and collectible Net Premium Receivables, plus (ii) Reinsurer's aggregate obligations under the RIC Quota Share Reinsurance Agreement, net of collectible Reinsurance Recoverables and collectible Net Premium Receivables (as such terms are defined in such agreement), plus (iii) Reinsurer's aggregate obligations under the RSLIC Quota Share Reinsurance Agreement, net of collectible Reinsurance Recoverables and collectible Net Premium Receivables (as such terms are defined in such agreement), less (iv) RIC's aggregate obligations to Cedent under the RIC (Landmark) Quota Share Reinsurance Agreement (such amount, the "Required Balance").

                  Section 9.2 The Trust Account.

                  (a) On the Closing Date, the Trust Account shall be funded as follows:

                           (i) Cedent shall place in the Trust Account cash and/or "Acceptable Investments" (as such term is defined under the Trust Agreement, and together with cash, "Qualifying Assets") in an amount equal to Royal's estimate of the Net Unearned Premium Reserve less the amount of the Aggregate Ceding Commission; provided, however, Cedent shall not be required to place Qualifying Assets into the Trust Account in excess of the amount actually collected in respect of the Net Unearned Premium Reserve by Cedent at or prior to the Closing Date less the amount of the Aggregate Ceding Commission; and provided, further, with respect to premium actually collected by RSUI at or prior to the Closing Date in respect of the Net Unearned Premium Reserve and not paid to Cedent, Cedent shall cause RSUI to place, on the Closing Date, Qualifying Assets in such amount into the Trust Account.

                           (ii) Cedent shall assign to the Trust Account all Premium Receivables net of premium receivables to be ceded to the Unaffiliated Reinsurers with respect to such Reinsured Contracts (the "Net Premium Receivables") in accordance with the Assignment of Net Premium Receivables Agreement attached hereto as EXHIBIT C. Net Premium Receivables which are actually collected shall be referred to herein as the "Collected Net Premium."

                           (iii) Reinsurer shall place in the Trust Account Qualifying Assets in an amount equal to the Aggregate Ceding Commission.

                           (iv) Reinsurer shall assign to the Trust Account all reinsurance recoverables of the Reinsurer relating to the catastrophe excess of loss reinsurance purchased with respect to the Reinsured Contracts (the "Cat Cover Reinsurance Recoverables") in accordance with the Assignment of Reinsurance Recoverables Agreement attached hereto as EXHIBIT D.

                  (b) At any time on and after the Closing Date, until the Trust Agreement is terminated pursuant to the provisions found therein, Cedent and Reinsurer agree to the following:

                           (i) Cedent shall, and Reinsurer shall cause RSUI to place in the Trust Account all Collected Net Premium as soon as practicable upon receipt of the Collected Net Premium, but no later than five (5) Business Days after receipt of such Collected Net Premium.

                           (ii) In the event Cedent reasonably determines that any portion of the Net Premium Receivables is uncollectible, Reinsurer shall place in the Trust Account Qualifying Assets equal to the amount of the Net Premium Receivables which is deemed uncollectible. Net Premium Receivables shall be deemed uncollectible if they become due and owing for 90 days or more.

                           (iii) In the event Cedent reasonably determines that any Reinsurance Recoverables from Unaffiliated Reinsurers relating to the Reinsured Contracts are uncollectible, Reinsurer shall place in the Trust Account Qualifying Assets equal to the amount of Reinsurance Recoverables which are deemed uncollectible, but only to the extent the obligations relate to the Reinsured

         Liabilities. If such uncollectiblity is due to the creditworthiness of Unaffiliated Reinsurers, Cedent shall make such determination consistent with the treatment of other recoverables from such reinsurers in its own financial statements.

                           (iv) In the event the aggregate fair market value of the assets held in the Trust Account, determined pursuant to the Trust Agreement (the "Market Value"), is below the Required Balance, Reinsurer shall deposit in the Trust Account such additional Qualifying Assets as may be necessary to increase the Market Value of the Trust Account assets to the Required Balance.

                  Section 9.3 Reporting and Payment.

                  (a) The assets held in the Trust Account shall be invested in permissible investments under the investment provisions of the insurance laws of Delaware and New Hampshire and in accordance with the investment guidelines of Reinsurer attached hereto as EXHIBIT E (the "URC Investment Guidelines"). As long as the Trust Agreement remains in force, no amendments to the URC Investment Guidelines shall be made without the express written consent of Cedent, which consent shall not be unreasonably denied or delayed. Reinsurer shall calculate the Required Balance and the Market Value as of the last day of each month and report the amount of the Required Balance and the Market Value, together with supporting detail, to Cedent and the Trustee of the Trust Account (the "Trustee") within fifteen (15) days after the end of such month. The parties hereto shall agree upon mutually satisfactory procedures for the calculation of the Required Balance and the Market Value.

                  (b) No later than five (5) Business Days after Reinsurer's delivery of such report (or within 2 Business Days of agreement or determination of any dispute pursuant to Section 9.3(c)), Reinsurer shall deposit in the Trust Account such additional Qualifying Assets as may be necessary to increase the Market Value of the Trust Account assets to the Required Balance. No later than five (5) Business Days after Cedent's receipt of such report (or within 2 Business Days of agreement or determination of any dispute pursuant to Section 9.3(c)), Cedent shall direct Trustee to pay to Reinsurer any amount by which the aggregate Market Value of the Trust Account assets exceeds the Required Balance. Prior to delivering any assets for deposit in the Trust Account, Reinsurer shall execute assignments or endorsements in blank of all of Reinsurer's right, title and interest in such assets, so that, upon the direction of Cedent, Trustee may negotiate any such assets without consent or signature of Reinsurer or any person or entity.

                  (c) In the event that Cedent disagrees with Reinsurer's calculation of the Required Balance and/or the Market Value other than in respect of incurred but not reported reserves, it shall notify the Reinsurer of such disagreement in writing. If the dispute cannot be agreed between Cedent and Reinsurer within five (5) Business Days of notification, the dispute shall be resolved by the Neutral Auditors in accordance with the provisions of Section
1.10 of the Acquisition Agreement.

                  (d) For the duration of this Landmark Quota Share Reinsurance Agreement, Reinsurer agrees to deliver to Cedent, in addition to the monthly report described in Section 9.3(a), (i) within thirty (30) days after the end of every calendar quarter, a review prepared by a nationally recognized independent actuarial firm of Reinsurer's loss and expenses reserves supporting Reinsurer's calculations of the Required Balance and the Market Value; and (ii) within sixty (60) days after the end of each calendar year, an opinion issued by a nationally recognized independent actuarial firm, supporting Reinsurer's calculation of the Required Balance and the Market Value.

                  Section 9.4 Withdrawals from Trust Account.

                  (a) Cedent, as beneficiary of the Trust Account, may withdraw assets from the Trust Account at any time and from time to time, notwithstanding any other provisions of this Landmark Quota Share Reinsurance Agreement or the Trust Agreement, and such assets may be utilized and applied by Cedent, or any successor by operation of law of Cedent, including any liquidator, rehabilitator, receiver of conservator of Cedent, without diminution because of insolvency on the part of Cedent or Reinsurer; provided, however, that Cedent may only withdraw such assets for one or more of the following purposes:

                           (i) to reimburse Cedent for any Reinsured Liabilities paid by Cedent to the extent not paid by Reinsurer when due;

                           (ii) to make payment to Reinsurer of any amounts that exceed the Required Balance;

                           (iii) to pay any other amounts that are due to Cedent to the extent not paid directly to Cedent by Reinsurer when due; or

                           (iv) to secure the Trust Account assets upon any attempt by Reinsurer to terminate the Trust Account without establishing other collateral acceptable to Cedent, other than in accordance of the terms of the Trust.

                  (b) Cedent shall withdraw assets from the Trust to (i) make payment to Reinsurer of any amounts that exceed the Required Balance and
(ii) at the request of Reinsurer, to reimburse Cedent for any Reinsured Liabilities paid by Cedent.

                                   ARTICLE X

                               DUTY OF COOPERATION

                  Section 10.1 Full Cooperation. The parties hereto shall cooperate in a commercially reasonable manner in order to accomplish the objectives of this Landmark Quota Share Reinsurance Agreement including, without limitation, making available to each other their respective officers and employees for interviews and meetings with governmental authorities and furnishing any additional assistance, information and documentation as may be reasonably requested by the other party from time to time.

                  Section 10.2 Furnishing of Relevant Information. Upon request, each party hereto shall furnish to the other relevant information concerning the Reinsured Contracts and Reinsured Liabilities, including but not limited to studies used in the determination of reserves and other Reinsured Liabilities, and each shall have the right to review and copy the books and records of the other concerning such Reinsured Contracts and Reinsured Liabilities upon reasonable notice, during normal business hours and at the requesting party's own cost and expense.

                                   ARTICLE XI

                                 INDEMNIFICATION

                  Section 11.1 Indemnification by Reinsurer. Reinsurer hereby indemnifies Cedent and its Affiliates and its and their respective officers, directors, employees, agents and representatives against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to (i) the Reinsured Contracts, (ii) the Reinsured Liabilities, (iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the terms or conditions of, or any duties or obligations under, this Landmark Quota Share Reinsurance Agreement, and (iv) any enforcement of this indemnity.

                  Section 11.2 Indemnification by Cedent. Cedent hereby indemnifies Reinsurer and its Affiliates and its and their respective officers, directors, employees, agents and representatives against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to (i) Excluded Liabilities, (ii) any breach or nonfulfillment by Cedent of, or any failure by Cedent to perform, any of the terms or conditions of, or any duties or obligations under, this Landmark Quota Share Reinsurance Agreement or the Landmark Administrative Services Agreement other than breaches or nonfulfillments which result, directly or indirectly, from the failure of the Administrator to perform its obligations under Landmark Administrative Services Agreement, and (iii) any enforcement of this indemnity; provided, however, notwithstanding anything to the contrary in this Article XI, Cedent shall not be required to indemnify RSUI to the extent RSUI has any indemnification obligation towards Cedent under the other Quota Share Reinsurance Agreements, the Administrative Services Agreement and the Claims Servicing Agreement.

                                  ARTICLE XII

                               REINSURANCE CREDIT

                  Section 12.1 Reinsurance Credit. Notwithstanding any other provision of this Landmark Quota Share Reinsurance Agreement to the contrary, if Reinsurer becomes unauthorized or otherwise unaccredited in any State, the District of Columbia, Canada or any other jurisdiction where authorization or accreditation is required by insurance regulatory authorities in order for Cedent to obtain full credit on its statutory quarterly and annual statements filed with such jurisdiction for the reinsurance being provided under this Landmark Quota Share Reinsurance Agreement, Reinsurer, upon the request of Cedent, will immediately establish, at its sole cost and option, a Trust Agreement and/or a Qualifying Letter of Credit in an amount necessary to permit Cedent to obtain full credit for such reinsurance in such jurisdiction.

                  Section 12.2 Notification. Reinsurer shall notify Cedent within five (5) Business Days of any loss of license or authorization or other change or condition that may affect the ability of Cedent to obtain full credit for the reinsurance being provided under this Landmark Quota Share Reinsurance Agreement.

                                  ARTICLE XIII

                                   ARBITRATION

                  Section 13.1 Arbitration. As a condition precedent to any cause of action, any and all disputes between Cedent and Reinsurer arising out of, relating to, or concerning this Landmark Quota Share Reinsurance Agreement, whether sounding in contract or tort and whether arising during or after termination of this Landmark Quota Share Reinsurance Agreement, including whether the dispute is subject to arbitration, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire ("Board") meeting at a site in Wilmington, Delaware. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as set forth below.

                  Section 13.2 Notice of Arbitration. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

                  Section 13.3 Arbitration Panel. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or former executive officers of property-casualty insurance companies, reinsurance companies, or Lloyd's Underwriters or active or inactive lawyers with at least twenty (20) years of experience in insurance and reinsurance. Cedent and Reinsurer shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request the American Arbitration Association ("AAA") to appoint an umpire for the arbitration with the qualifications set forth in this Article. If the AAA fails to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

                  Section 13.4 Submission of Briefs. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

                  Section 13.5 Arbitration Board's Decision. The Board shall make a decision and award with regard to the terms of this Landmark Quota Share Reinsurance Agreement and the original intentions of the parties to the extent reasonably ascertainable. The Board's decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding.

                  Section 13.6 Jurisdiction. Either party may apply to the Chancery Court of the State of Delaware for an order compelling arbitration or confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party.

                  Section 13.7 Expenses. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire.

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

                  Section 13.8 Production of Documents and Witnesses. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any other participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the Board shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The Board shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board shall have the authority to issue subpoenas and other orders to enforce their decisions.

                  Section 13.9 Relief Available. Nothing herein shall be construed to prevent any participating party from applying to the Chancery Court of the State of Delaware to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

                  Section 13.10 Consolidation. In the event that there is a dispute between the Cedent and Reinsurer which implicates the provisions of this Landmark Quota Share Reinsurance Agreement and the Landmark Administrative Services Agreement, Cedent and Reinsurer hereby agree to consolidate any such dispute under such agreements in a single arbitration proceeding.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

                  Section 14.1 Amendment, Modification and Waiver. This Landmark Quota Share Reinsurance Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privileged. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 14.2 Entire Agreement. This Landmark Quota Share Reinsurance Agreement (together with the exhibits hereto and the other agreements, documents and instruments delivered in connection herewith) the Acquisition Agreement, the Landmark Administrative Services Agreement and the other Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

                  Section 14.3 Governing Law. This Landmark Quota Share Reinsurance Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 14.4 Severability. Any term or provision of this Landmark Quota Share Reinsurance Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Landmark Quota Share Reinsurance Agreement or affecting the validity or enforceability of any of the terms or provisions of this Landmark Quota Share Reinsurance Agreement in any other jurisdiction. If any provision of this Landmark Quota Share Reinsurance Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 14.5 Counterparts. This Landmark Quota Share Reinsurance Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 14.6 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of enforcing this Landmark Quota Share Agreement or the Landmark Administrative Services Agreement. If any action is brought in a state court, the parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 14.7 Third Party Beneficiaries. Except for the provisions of Article XI, nothing in this Landmark Quota Share Reinsurance Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Landmark Quota Share Reinsurance Agreement.

                  Section 14.8 Binding; Assignment. This Landmark Quota Share Reinsurance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Landmark Quota Share Reinsurance Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Landmark Quota Share Reinsurance Agreement, in whole or in part, to any other person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the parties hereto.

                  Section 14.9 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Landmark Quota Share Reinsurance Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Landmark Quota Share Reinsurance Agreement without the necessity of posting a bond or other form of security pending the outcome of any arbitration. In the event that any action should be brought in equity to enforce any of the provisions of this Landmark Quota Share Reinsurance Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

                  Section 14.10 Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Landmark Quota Share Reinsurance Agreement.

                  Section 14.11 Waiver of Doctrine of Utmost Good Faith. Reinsurer absolutely and irrevocably waives resort to the doctrine of "utmost good faith" or any similar doctrine in connection with the formation or performance of this Agreement.

                  Section 14.12 Expenses. Unless otherwise specifically provided herein, all costs and expenses incurred in connection with this Landmark Quota Share Reinsurance Agreement shall be paid by the party incurring such cost or expense.

                  Section 14.13 Survival. The provisions of Articles XI, XIII and XIV hereof shall survive the termination of this Landmark Quota Share Reinsurance Agreement.

                  Section 14.14 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), by courier (delivery of which is confirmed), or by registered or certified mail

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

(postage prepaid, return receipt requested) to the respective parties to this Landmark Quota Share Reinsurance Agreement as follows:

                  If to Cedent:

                           Laura S. Lawrence, Esq.
                           General Counsel
                           Royal Indemnity Company
                           9300 Arrowpoint Blvd.
                           Charlotte, NC 28273
                           Telephone No.:  (704) 522-2851
                           Facsimile No.:  (704) 522-2313

                  With a copy to (which shall not constitute notice to Cedent for purposes of this Section 14.14):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telephone No.:  212-735-2930
                           Facsimile No.:  212-735-2000

                  If to Reinsurer:

                           Underwriters Reinsurance Company
                           Mr. David E. Leonard
                           Executive Vice President
                           c/o Royal Specialty Underwriting, Inc.
                           945 East Paces Ferry Road
                           Atlanta, GA 30326
                           Telephone No.: (404) 231-2366
                           Facsimile No.: (404) 231-3755

                  With copies to (which shall not constitute notice to Reinsurer for purposes of this Section 14.14):

                           Robert M. Hart, Esq.
                           General Counsel
                           Alleghany Corporation
                           375 Park Avenue
                           Suite 3201
                           New York, New York 10152
                           Telephone No.: (212) 752-1356
                           Facsimile No.: (212) 759-8149
                           and

                           Aileen C. Meehan, Esq.
                           William W. Rosenblatt, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Facsimile No.: (212) 259-6333

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 14.14 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

                  Section 14.15 Interpretation.

                  (a) When a reference is made in this Landmark Quota Share Reinsurance Agreement to a Section or Article, such reference shall be to a section or article of this Landmark Quota Share Reinsurance Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Landmark Quota Share Reinsurance Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Landmark Quota Share Reinsurance Agreement as a whole and not to any particular provision of this Landmark Quota Share Reinsurance Agreement. The meaning assigned to each term used in this Landmark Quota Share Reinsurance Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (b) The parties have participated jointly in the negotiation and drafting of this Landmark Quota Share Reinsurance Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Landmark Quota Share Reinsurance Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Landmark Quota Share Reinsurance Agreement.

                  Section 14.16 Construction. This Landmark Quota Share Reinsurance Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Landmark Quota Share Reinsurance Agreement, there shall be no presumptions that this Landmark Quota Share Reinsurance Agreement was prepared by any one party or that this Landmark Quota Share Reinsurance Agreement shall be construed in favor of or against any one party.

                  Section 14.17 Territory. This Landmark Quota Share Reinsurance Agreement applies only to losses arising out of Reinsured Contracts written in the United States of America, its territories and possessions.

                  Section 14.18 Confidentiality. Each party hereto will hold, and will use its reasonable best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliates or representatives), except with the prior written consent of the other party or unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, this Landmark Quota Share Reinsurance Agreement, the terms and conditions hereof, and all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information,
(b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or
(c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

                  IN WITNESS WHEREOF, Cedent and Reinsurer have caused their names to be subscribed by their respective authorized officers.

                                             LANDMARK AMERICAN INSURANCE COMPANY

                                             By: /s/ Stephen M. Mulready
                                                 ----------------------------
                                                 Name:  Stephen M. Mulready
                                                 Title: President and Chief
                                                        Executive Officer

                                             UNDERWRITERS REINSURANCE COMPANY

                                             By: /s/ James P. Slattery
                                                 ----------------------------
                                                 Name:  James P. Slattery
                                                 Title: President